Exhibit 99.2

Fourth Quarter Fiscal 2015
Supplemental Operating and Financial Data
for the Quarter Ended April 30, 2015

CONTACT: Cindy Bradehoft Director of Investor Relations Direct Dial: 952-401-4835 E-Mail: cbradehoft@iret.com	1400 31st Avenue SW, Suite 60 Minot, ND 58701 Tel: 701.837.4738 Fax: 701.838.7785 www.iret.com

Supplemental Financial and Operating Data
Table of Contents
April 30, 2015

Page

Company Background and Highlights	2

Property Cost by Segment and by State	5

Key Financial Data
Condensed Consolidated Balance Sheets	6
Condensed Consolidated Statements of Operations	7
Funds From Operations	8
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)	9

Capital Analysis
Long-Term Mortgage Debt Analysis	10
Long-Term Mortgage Debt Detail	11-13
Capital Analysis	14

Portfolio Analysis
Same-Store Properties Net Operating Income Summary	15
Net Operating Income Detail	16-19
Same-Store Properties and All Properties Occupancy Levels by Segment	20

Tenant Analysis
Multi-Family Residential Summary	21
Commercial Leasing Summary	22-25
10 Largest Commercial Tenants - Based on Annualized Base Rent	26
Commercial Lease Expirations	27

Growth and Strategy
Acquisition Summary	28
Development Placed in Service Summary	29
Development in Progress Summary	30
Acquisitions and Development Liquidity Profile	31

Definitions	32

Company Background and Highlights
Fourth Quarter Fiscal 2015

Investors Real Estate Trust is a self-administered, equity real estate investment trust (REIT) investing in a portfolio of income-producing properties located primarily in the upper Midwest.  IRET’s portfolio is diversified among multi-family residential; office; healthcare, including senior housing; industrial and retail segments.

During the fourth quarter of fiscal year 2015, the Company closed on its acquisition of a 119-unit multi-family residential property in Bismarck, North Dakota, for a purchase price of $15.0 million.

Also during the fourth quarter of fiscal year 2015, the Company sold nine office properties, one healthcare property, one retail property and one parcel of unimproved land for sales prices totaling $48.4 million.

The Company experienced improving trends in a majority of its apartment investments in fiscal year 2015.  Same-store revenues for the portfolio outpaced same-store expenses and occupancy reached our target 95% at fiscal year end on same store-assets. Same-store revenues in the segment increased 3.4% over the prior fiscal year primarily driven by an increase in scheduled rent in all of our markets ranging from a 0.4% increase in Topeka, KS to 5.4% in Bismarck, ND.  Demand was also strong for the 798 apartment units the Company placed in service during fiscal year 2015. However, the Company’s ability to maintain occupancy levels and raise rents remains dependent on continued healthy employment and wage growth. The Company has continued to observe considerable multi-family development activity in the Company’s markets, and as this new construction is completed and leased, the Company will experience increased competition for residents. However, based on information available to the Company, apartment developers in our markets are currently seeing increases in construction costs for potential new apartment developments, which may slow new developments in our markets.  The U.S. economic outlook through 2017 is forecasted to be good according to U.S. Bureau of Labor Statistics and Moody’s Analytics.  Businesses are adding jobs and for the first time in this phase of the economic cycle we are seeing meaningful wage growth.  There is an attitudinal shift also occurring toward renting by professional millennials and to lesser, although growing degree, by baby boomers.  These trends are beneficial to apartment owners.

The Company’s office segment, mostly concentrated in Minnesota, continued to be affected by a number of adverse macro conditions. Demand for office space is mixed, with space absorption in the Minneapolis market in particular concentrated in prime locations, and suburban office properties continuing to lag in terms of occupancy. Businesses appear to be maintaining their goal of increasing the density of their work spaces by placing more employees in less total square footage.  The demand is strongest for modern office buildings which are in short supply due the lack of new construction of this class of building.  The Company’s office buildings are mostly class B, which class has the greatest supply and only modest and selective demand. As a result, we have been unable to effectively compete for the limited number of tenant prospects in the market.  The Company continues to expect a slow and uneven recovery in its office segment.  Additionally, there is a movement by tenants to the urban cores to attract and retain the best workers. Most of IRET’s office portfolio is suburban.

The Company’s healthcare segment consists of medical office properties and senior housing facilities. The medical office sector remains stable with high occupancy and modest rent increases.  The Company’s senior housing assets continue to benefit from the strengthening recovery in the housing market, as occupancy trends are closely aligned with the ability of seniors to sell their homes in anticipation of moving to a senior care facility.

Both the industrial and retail property markets continue to improve. The Company’s industrial properties are located primarily in the Minneapolis market, and all of these Minneapolis properties are 83.4% leased. The demand for bulk warehouse and manufacturing space in the Company’s markets is healthy, with rents generally rising.  The retail recovery is evident in regard to the Company’s Minneapolis-metro and grocery-anchored retail properties, which are performing well.  Locations outside the Minneapolis-metro area experience less demand, although improving.  There is little new construction in our markets, which bodes well going forward.

The Company is in process of selling substantially all of its commercial office and retail properties.  In an update to its strategic plan previously announced, the Company is narrowing its property focus.  Sale proceeds are intended to be used toward portfolio deleveraging and investments in multi-family residential and healthcare.

In the fourth quarter of fiscal year 2015, IRET paid its 176th consecutive quarterly distribution. The $0.1300 per share/unit distribution was payable on April 1, 2015. Subsequent to the end of the fourth quarter of fiscal year 2015, on June 2, 2015, the Company’s Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company’s common shares of beneficial interest and the limited partnership units of IRET Properties, payable July 1, 2015 to common shareholders and unitholders of record on June 15, 2015. Also on June 2, 2015, the Company’s Board of Trustees’ declared a distribution of $0.5156 per share on the Company’s Series A preferred shares of beneficial interest, payable June 30, 2015 to Series A preferred shareholders of record on June 15, 2015, and declared a distribution of $0.4968 per share on the Company’s Series B preferred shares of beneficial interest, payable June 30, 2015 to Series B preferred shareholders of record on June 15, 2015.

As of April 30, 2015, IRET owns a diversified portfolio of 249 properties consisting of 100 multi-family residential properties, 53 office properties, 66 healthcare properties (including senior housing), 7 industrial properties and 23 retail properties.  IRET’s common shares are publicly traded on the New York Stock Exchange (NYSE: IRET).

Company Snapshot
(as of April 30, 2015)

Company Headquarters	Minot, North Dakota
Fiscal Year-End	April 30
Reportable Segments	Multi-Family Residential, Office, Healthcare, Industrial, Retail
Total Properties	249
Total Square Feet
(commercial properties)	9.6 million
Total Units
(multi-family residential properties)	11,844
Common Shares Outstanding (thousands)	124,456
Limited Partnership Units Outstanding (thousands)	14,000
Common Share Distribution - Quarter/Annualized	$0.13/$0.52
Dividend Yield	7.3%
Total Capitalization (see p.14 for detail)	$2.5 billion

Investor Information
(as of June 29, 2015)

Board of Trustees

Jeffrey L. Miller	Trustee and Chairman
John D. Stewart	Trustee, Vice Chairman, and Chair of Nominating and Governance Committee
Jeffrey K. Woodbury	Trustee, Chair of Audit Committee
Linda J. Hall	Trustee, Chair of Compensation Committee
Jeffrey P. Caira	Trustee
Terrance P. Maxwell	Trustee
Pamela J. Moret	Trustee
Stephen L. Stenehjem	Trustee
Timothy P. Mihalick	Trustee, President and Chief Executive Officer

Management

Timothy P. Mihalick	President and Chief Executive Officer; Trustee
Diane K. Bryantt	Executive Vice President and Chief Operating Officer
Ted E. Holmes	Executive Vice President and Chief Financial Officer
Michael A. Bosh	Executive Vice President, General Counsel and Assistant Secretary
Mark Reiling	Executive Vice President and Chief Investment Officer
Charles A. Greenberg	Senior Vice President, Commercial Asset Management
Andrew Martin	Senior Vice President, Residential Property Management

Corporate Headquarters:
1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, North Dakota 58702-1988

Trading Symbol:  IRET
Stock Exchange Listing:  NYSE

Investor Relations Contact:
Cindy Bradehoft
cbradehoft@iret.com

Common Share Data (NYSE: IRET)

	4th Quarter Fiscal Year 2015	3rd Quarter Fiscal Year 2015	2nd Quarter Fiscal Year 2015	1st Quarter Fiscal Year 2015	4th Quarter Fiscal Year 2014
High Closing Price	$8.31	$8.60	$8.59	$9.21	$9.06
Low Closing Price	$7.09	$8.05	$7.49	$8.52	$8.34
Average Closing Price	$7.52	$8.35	$8.11	$8.82	$8.71
Closing Price at end of quarter	$7.17	$8.25	$8.40	$8.52	$8.72
Common Share Distributions—annualized	$0.520	$0.520	$0.520	$0.520	$0.520
Closing Dividend Yield - annualized	7.3%	6.3%	6.2%	6.1%	6.0%
Closing common shares outstanding (thousands)	124,456	122,134	119,809	114,763	109,019
Closing limited partnership units outstanding (thousands)	14,000	14,398	14,731	17,975	21,094
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$992,729	$1,126,389	$1,130,136	$1,130,928	$1,134,585

Certain statements in these supplemental disclosures are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2015 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Fourth Quarter Fiscal 2015 Acquisition

Legacy Heights (exterior) Bismarck, ND	Legacy Heights (interior) Bismarck, ND

Fourth Quarter Fiscal 2015

Percentage of Total Property Cost by State

2.6%
MT
23.8%
ND
47.9%
MN
2.6%
ID
2.3%
WY
4.1%
SD
0.8%
WI
1.4%
IA
8.4%
NE
1.2%
CO
3.7%
KS
1.2%
MO

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	4/30/2015	1/31/2015	10/31/2014	7/31/2014	4/30/2014
ASSETS
Real estate investments
Property owned	$2,098,037	$2,093,148	$2,013,770	$2,025,327	$1,996,031
Less accumulated depreciation	(448,987)	(439,153)	(426,545)	(435,317)	(424,288)
	1,649,050	1,653,995	1,587,225	1,590,010	1,571,743
Development in progress	153,994	114,005	146,390	131,862	104,609
Unimproved land	25,827	27,675	24,947	24,772	22,864
Total real estate investments	1,828,871	1,795,675	1,758,562	1,746,644	1,699,216
Real estate held for sale	22,912	44,259	41,183	6,508	2,951
Cash and cash equivalents	48,970	52,148	52,999	60,620	47,267
Other investments	329	329	329	329	329
Receivable arising from straight-lining of rents, net of allowance	26,211	27,169	27,425	27,286	27,096
Accounts receivable, net of allowance	3,675	5,574	3,719	7,013	10,206
Real estate deposits	2,489	7,494	4,924	3,741	145
Prepaid and other assets	3,907	5,580	2,263	3,428	4,639
Intangible assets, net of accumulated amortization	27,267	28,475	29,745	31,478	32,639
Tax, insurance, and other escrow	11,249	11,277	16,338	20,451	20,880
Property and equipment, net of accumulated depreciation	1,542	1,619	1,598	1,641	1,681
Goodwill	1,911	1,940	1,940	1,951	1,100
Deferred charges and leasing costs, net of accumulated amortization	18,504	19,803	20,445	20,677	21,072
TOTAL ASSETS	$1,997,837	$2,001,342	$1,961,470	$1,931,767	$1,869,221

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$71,072	$69,901	$67,037	$62,517	$59,105
Revolving line of credit	60,500	50,500	40,500	35,500	22,500
Mortgages payable	974,828	1,006,179	1,013,161	1,017,574	997,689
Construction debt and other	144,115	132,210	107,731	83,666	63,178
TOTAL LIABILITIES	1,250,515	1,258,790	1,228,429	1,199,257	1,142,472

REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	6,368	6,340	6,373	6,313	6,203
EQUITY
Investors Real Estate Trust shareholders’ equity
Series A Preferred Shares of Beneficial Interest	27,317	27,317	27,317	27,317	27,317
Series B Preferred Shares of Beneficial Interest	111,357	111,357	111,357	111,357	111,357
Common Shares of Beneficial Interest	951,868	935,287	918,221	884,415	843,268
Accumulated distributions in excess of net income	(438,432)	(430,282)	(420,036)	(407,052)	(389,758)
Total Investors Real Estate Trust shareholders’ equity	652,110	643,679	636,859	616,037	592,184
Noncontrolling interests – Operating Partnership	58,325	61,177	63,207	84,250	105,724
Noncontrolling interests – consolidated real estate entities	30,519	31,356	26,602	25,910	22,638
Total equity	740,954	736,212	726,668	726,197	720,546
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,997,837	$2,001,342	$1,961,470	$1,931,767	$1,869,221

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

Twelve Months Ended	Three Months Ended
OPERATING RESULTS	4/30/2015	4/30/2014	4/30/2015	1/31/2015	10/31/2014	7/31/2014	4/30/2014
Real estate revenue	$279,670	$265,482	$69,838	$71,953	$70,042	$67,837	$66,983
Real estate expenses	110,997	108,487	27,808	28,434	27,237	27,518	29,589
Gain on involuntary conversion	0	2,480	0	0	0	0	0
Net operating income	168,673	159,475	42,030	43,519	42,805	40,319	37,394
TRS senior housing revenue	3,520	1,627	921	963	843	793	823
TRS senior housing expenses	(2,997)	(1,331)	(754)	(825)	(725)	(693)	(660)
Depreciation/amortization	(70,607)	(70,918)	(18,133)	(17,750)	(17,668)	(17,056)	(17,262)
Administrative expenses	(11,824)	(10,743)	(2,516)	(2,754)	(2,890)	(3,664)	(2,801)
Other expenses	(2,010)	(2,132)	(332)	(488)	(578)	(612)	(502)
Impairment of real estate investments	(6,105)	(42,566)	0	(540)	(3,245)	(2,320)	(37,768)
Interest expense	(59,020)	(59,142)	(15,162)	(14,595)	(14,599)	(14,664)	(14,617)
Interest and other income	2,961	2,391	904	670	696	691	922
Income (loss) before loss on sale of real estate and other investments and income from discontinued operations	22,591	(23,339)	6,958	8,200	4,639	2,794	(34,471)
Income (loss) on sale of real estate and other investments	6,093	(51)	6,904	951	1,231	(2,993)	(51)
Income (loss) from continuing operations	28,684	(23,390)	13,862	9,151	5,870	(199)	(34,522)
Income from discontinued operations	0	6,450	0	0	0	0	0
Net income (loss)	$28,684	$(16,940)	$13,862	$9,151	$5,870	$(199)	$(34,522)

Net loss (income) attributable to noncontrolling interest – Operating Partnership	(1,526)	4,676	(908)	(657)	(363)	402	6,082
Net income attributable to noncontrolling interests – consolidated real estate entities	(3,071)	(910)	(2,201)	(123)	(393)	(354)	(102)
Net (loss) income attributable to Investors Real Estate Trust	24,087	(13,174)	10,753	8,371	5,114	(151)	(28,542)
Dividends to preferred shareholders	(11,514)	(11,514)	(2,878)	(2,879)	(2,878)	(2,879)	(2,878)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$12,573	$(24,688)	$7,875	$5,492	$2,236	$(3,030)	$(31,420)

Per Share Data
Earnings (loss) per common share from continuing operations – Investors Real Estate Trust – basic & diluted	$.11	$(.28)	$.07	$.05	$.02	$(.03)	$(.29)
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic & diluted	.11	.05	.00	.00	.00	.00	.00
Net income per common share – basic & diluted	$.11	$(.23)	$.07	$.05	$.02	$(.03)	$(.29)

Percentage of Revenues
Real estate expenses	39.7%	40.9%	39.8%	39.5%	38.9%	40.6%	44.2%
Depreciation/amortization	25.2%	26.7%	26.0%	24.7%	25.2%	25.1%	25.8%
Administrative expenses	4.2%	4.0%	3.6%	3.8%	4.1%	5.4%	4.2%
Interest	21.1%	22.3%	21.7%	20.3%	20.8%	21.6%	21.8%
Income from discontinued operations	0.0%	2.4%	0.0%	0.0%	0.0%	0.0%	0.0%
Net (loss) income	10.3%	(6.4)%	19.8%	12.7%	8.4%	(0.3)%	(51.5)%

Ratios
Adjusted EBITDA(1)/Interest expense	2.63	x	2.36	x	2.41	x	2.53	x	2.48	x	2.29	x	2.26	x
Adjusted EBITDA(1)/Interest expense plus preferred distributions	2.20	x	1.97	x	2.05	x	2.14	x	2.10	x	1.94	x	1.90	x

(1)	See Definitions on page 32. Adjusted EBITDA is a non-GAAP measure; see page 9 for a reconciliation of Adjusted EBITDA to net income.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FUNDS FROM OPERATIONS (unaudited)
(in thousands, except per share and unit data)

	Twelve Months Ended		Three Months Ended
	4/30/2015	4/30/2014	4/30/2015	1/31/2015	10/31/2014	7/31/2014	4/30/2014
Funds From Operations(1)
Net income (loss) attributable to Investors Real Estate Trust	$24,087	$(13,174)	$10,753	$8,371	$5,114	$(151)	$(28,542)
Less dividends to preferred shareholders	(11,514)	(11,514)	(2,878)	(2,879)	(2,878)	(2,879)	(2,878)
Net (loss) income available to common shareholders	12,573	(24,688)	7,875	5,492	2,236	(3,030)	(31,420)
Adjustments:
Noncontrolling interests – Operating Partnership	1,526	(4,676)	908	657	363	(402)	(6,082)
Depreciation and amortization	70,450	71,830	18,083	17,706	17,624	17,037	17,239
Impairment of real estate investments	6,105	44,426	0	540	3,245	2,320	37,768
(Gain) loss on depreciable property sales attributable to Investors Real Estate Trust	$(4,079)	$(6,948)	(4,890)	(951)	(1,231)	2,993	51
Funds from operations applicable to common shares and Units	86,575	79,944	$21,976	$23,444	$22,237	$18,918	$17,556

FFO per share and unit - basic and diluted	$0.64	$0.63	$0.16	$0.17	$0.17	$0.14	$0.14

Adjusted funds from operations(1)
Funds from operations applicable to common shares and Units	$86,575	$79,944	$21,976	$23,444	$22,237	$18,918	$17,556
Adjustments:
Tenant improvements at same-store(2) properties	(7,589)	(9,937)	(2,939)	(1,984)	(542)	(2,169)	(1,610)
Leasing costs at same-store properties(2)	(2,290)	(3,797)	(684)	(358)	(699)	(578)	(1,038)
Recurring capital expenditures(1)(2)	(6,135)	(4,956)	(1,342)	(1,865)	(1,567)	(1,386)	(1,118)
Straight-line rents	12	(2,206)	198	184	(103)	(268)	(70)
Non-real estate depreciation	388	368	100	94	96	99	102
Default interest	528	0	528	0	0	0	0
Share based compensation expense(3)	2,215	1,162	280	260	601	1,073	272
Gain on involuntary conversion	0	(2,480)	0	0	0	0	0
Adjusted funds from operations applicable to common shares and Units	$73,704	$58,098	$18,117	$19,775	$20,023	$15,689	$14,094

AFFO per share and unit - basic and diluted	$0.55	$0.46	$0.13	$0.15	$0.15	$0.12	$0.11

Weighted average shares and units	134,598	127,028	137,412	135,315	133,295	131,332	129,244

(1)	See Definitions on page 32.
(2)	Quarterly information is for properties in the same-store pool at that point in time; consequently, quarterly numbers may not total to year-to-date numbers.
(3)	Twelve months ended 4/30/14 revised to include share based compensation expense. Three months ended 7/31/14 and 4/30/14 revised to include trustee share-based compensation expense.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (ADJUSTED EBITDA)
(unaudited)
(in thousands)

	Twelve Months Ended		Three Months Ended
	4/30/2015	4/30/2014	4/30/2015	1/31/2015	10/31/2014	7/31/2014	4/30/2014
Adjusted EBITDA(1)
Net income (loss) attributable to Investors Real Estate Trust	$24,087	$(13,174)	$10,753	$8,371	$5,114	$(151)	$(28,542)
Adjustments:
Noncontrolling interests – Operating Partnership	1,526	(4,676)	908	657	363	(402)	(6,082)
Income (loss) before noncontrolling interests – Operating Partnership	25,613	(17,850)	11,661	9,028	5,477	(553)	(34,624)
Add:
Interest expense	59,020	59,563	15,162	14,595	14,599	14,664	14,617
Depreciation/amortization related to real estate investments	67,112	68,542	17,266	16,834	16,814	16,198	16,449
Amortization related to non-real estate investments	3,495	3,416	867	916	840	872	826
Amortization related to real estate revenues(2)	231	241	50	50	66	65	66
Impairment of real estate investments	6,105	44,426	0	540	3,245	2,320	37,768
Less:
Interest income	(2,238)	(1,908)	(557)	(561)	(560)	(560)	(562)
Gain on depreciable property sales attributable to Investors Real Estate Trust	(4,079)	(6,948)	(4,890)	(951)	(1,231)	2,993	51
Gain on involuntary conversion	0	(2,480)	0	0	0	0	0
Adjusted EBITDA	$155,259	$147,002	39,559	40,451	39,250	35,999	34,591

(1)	See Definitions on page 32.
(2)	Included in real estate revenue in the Statement of Operations.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* ANALYSIS
(in thousands)

Debt Maturity Schedule
Annual Expirations

Total Mortgage Debt*

	Future Maturities of Mortgage Debt
Fiscal Year	Fixed Debt	Variable Debt	Total Debt	Weighted Average(1)	% of Total Debt
2016	$97,993	$0	$97,993	4.23%	10.1%
2017	167,804	15,000	182,804	5.85%	18.7%
2018	32,718	31,000	63,718	4.32%	6.5%
2019	80,828	5,345	86,173	5.80%	8.8%
2020	112,812	18,622	131,434	5.37%	13.5%
2021	128,720	0	128,720	5.30%	13.2%
2022	128,774	0	128,774	5.61%	13.2%
2023	37,164	0	37,164	4.25%	3.8%
2024	66,326	0	66,326	4.29%	6.8%
2025	19,845	0	19,845	4.04%	2.1%
Thereafter	31,877	0	31,877	4.41%	3.3%
Total maturities	$904,861	$69,967	$974,828	5.16%	100.0%

(1)	Weighted average interest rate of debt that matures in fiscal year.

	4/30/15	1/31/2015	10/31/2014	7/31/2014	4/30/2014
Balances Outstanding
Mortgage
Fixed rate	$904,861	$927,724	$949,002	$972,142	$977,224
Variable rate	69,967	78,455	64,159	45,432	20,465
Mortgage total	$974,828	$1,006,179	$1,013,161	$1,017,574	$997,689

Weighted Average Interest Rates Secured	5.16%	5.17%	5.26%	5.32%	5.37%

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF APRIL 30, 2015
(in thousands)

Property	Maturity Date	Fiscal 2016	Fiscal 2017	Fiscal 2018	Fiscal 2019	Thereafter	Total(1)

Multi-Family Residential
Campus Center - St Cloud, MN(2)	6/1/2015	$1,127	$0	$0	$0	$0	$1,127
Campus Knoll - St Cloud, MN(2)	6/1/2015	752	0	0	0	0	752
Landmark - Grand Forks, ND	8/24/2015	1,573	0	0	0	0	1,573
Regency Park Estates - St Cloud, MN	1/1/2016	6,680	0	0	0	0	6,680
Pebble Springs – Bismarck, ND	7/1/2016	0	757	0	0	0	757
Southview – Minot, ND	7/1/2016	0	1,035	0	0	0	1,035
Homestead Gardens I – Rapid City, SD	7/11/16	0	6,895	0	0	0	6,895
River Ridge – Bismarck, ND	6/30/17	0	0	13,200	0	0	13,200
Evergreen II – Isanti, MN	11/1/2017	0	0	2,066	0	0	2,066
Ponds – Sartell, MN	11/1/2017	0	0	3,852	0	0	3,852
Homestead Gardens II - Rapid City, SD	6/1/2018	0	0	0	3,433	0	3,433
IRET Corporate Plaza Apts - Minot, ND	8/1/2018	0	0	0	5,348	0	5,348
Greenfield - Omaha, NE	2/1/2019	0	0	0	3,552	0	3,552
Grand Gateway - St. Cloud, MN	3/1/2019	0	0	0	5,345	0	5,345
Brooklyn Heights - Minot, ND	4/1/2019	0	0	0	694	0	694
Colton Heights - Minot, ND	4/1/2019	0	0	0	391	0	391
Pines - Minot, ND	4/1/2019	0	0	0	111	0	111
Summit Park - Minot, ND	4/1/2019	0	0	0	963	0	963
Terrace Heights - Minot, ND	4/1/2019	0	0	0	160	0	160
Summary of Debt due after Fiscal 2019		0	0	0	0	366,018	366,018
Sub-Total Multi-Family Residential		$10,132	$8,687	$19,118	$19,997	$366,018	$423,952

Office
US Bank Financial Center - Bloomington, MN	7/1/2015	12,766	0	0	0	0	12,766
Rapid City 900 Concourse Drive - Rapid City, SD	8/1/2015	181	0	0	0	0	181
Westgate I - Boise, ID	8/1/2015	1,115	0	0	0	0	1,115
Westgate II - Boise, ID	8/1/2015	2,729	0	0	0	0	2,729
Brook Valley I - LaVista, NE	1/1/2016	1,209	0	0	0	0	1,209
Spring Valley IV - Omaha, NE	1/1/2016	720	0	0	0	0	720
Spring Valley V - Omaha, NE	1/1/2016	792	0	0	0	0	792
Spring Valley X - Omaha, NE	1/1/2016	734	0	0	0	0	734
Spring Valley XI - Omaha, NE	1/1/2016	720	0	0	0	0	720
American Corporate Center – Mendota Heights, MN	9/1/2016	0	8,670	0	0	0	8,670
Mendota Office Center I – Mendota Heights, MN	9/1/2016	0	3,734	0	0	0	3,734
Mendota Office Center II - Mendota Heights, MN	9/1/2016	0	5,516	0	0	0	5,516
Mendota Office Center III - Mendota Heights, MN	9/1/2016	0	3,791	0	0	0	3,791
Mendota Office Center IV - Mendota Heights, MN	9/1/2016	0	4,507	0	0	0	4,507
Corporate Center West – Omaha, NE(3)	10/6/2016	0	17,315	0	0	0	17,315
Farnam Executive Center – Omaha, NE(3)	10/6/2016	0	12,160	0	0	0	12,160
Flagship – Eden Prairie, MN(3)	10/6/2016	0	21,565	0	0	0	21,565
Gateway Corporate Center – Woodbury, MN(3)	10/6/2016	0	8,700	0	0	0	8,700

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF APRIL 30, 2015 (continued)
(in thousands)

Property	Maturity Date	Fiscal 2016	Fiscal 2017	Fiscal 2018	Fiscal 2019	Thereafter	Total(1)

Office - continued
Miracle Hills One – Omaha, NE(3)	10/6/2016	$0	$8,895	$0	$0	$0	$8,895
Pacific Hills – Omaha, NE(3)	10/6/2016	0	16,770	0	0	0	16,770
Riverport – Maryland Heights, MO(3)	10/6/2016	0	19,690	0	0	0	19,690
Timberlands – Leawood, KS(3)	10/6/2016	0	13,155	0	0	0	13,155
Woodlands Plaza IV – Maryland Heights, MO(3)	10/6/2016	0	4,360	0	0	0	4,360
TCA Building – Eagan, MN	2/3/2017	0	7,500	0	0	0	7,500
Interlachen Corporate Center – Eagan, MN	6/30/17	0	0	8,800	0	0	8,800
Plymouth 5095 Nathan Lane – Plymouth, MN	11/1/2017	0	0	1,147	0	0	1,147
Prairie Oak Business Center – Eden Prairie, MN	11/1/2017	0	0	3,120	0	0	3,120
Crosstown Centre – Eden Prairie, MN	12/1/2017	0	0	9,000	0	0	9,000
7800 West Brown Deer Road – Milwaukee, WI	4/1/2018	0	0	10,320	0	0	10,320
Intertech Building- Fenton, MO	5/1/2018	0	0	0	4,177	0	4,177
610 Business Center IV - Brooklyn Park, MN	7/1/2018	0	0	0	6,759	0	6,759
Plaza 16 - Minot, ND	8/1/2018	0	0	0	7,098	0	7,098
Wells Fargo Center - St Cloud, MN	8/1/2018	0	0	0	5,787	0	5,787
Ameritrade - Omaha, NE	4/1/2019	0	0	0	2,020	0	2,020
Summary of Debt due after Fiscal 2019		0	0	0	0	43,785	43,785
Sub-Total Office		$20,966	$156,328	$32,387	$25,841	$43,785	$279,307

Healthcare
Edina 6363 France Medical - St Paul, MN	8/6/2015	9,567	0	0	0	0	9,567
Edina 6405 France Medical - Edina, MN	9/1/2015	8,145	0	0	0	0	8,145
Ritchie Medical Plaza - St Paul, MN(2)	9/1/2015	5,980	0	0	0	0	5,980
Edgewood Vista – Fargo, ND	2/25/2016	11,846	0	0	0	0	11,846
Edgewood Vista – Fremont, NE	2/25/2016	550	0	0	0	0	550
Edgewood Vista – Hastings, NE	2/25/2016	567	0	0	0	0	567
Edgewood Vista – Hermantown I, MN	2/25/2016	15,197	0	0	0	0	15,197
Edgewood Vista – Kalispell, MT	2/25/2016	568	0	0	0	0	568
Edgewood Vista – Missoula, MT	2/25/2016	807	0	0	0	0	807
Edgewood Vista – Omaha, NE	2/25/2016	359	0	0	0	0	359
Edgewood Vista – Virginia, MN	2/25/2016	12,927	0	0	0	0	12,927
Airport Medical – Bloomington, MN	6/1/2016	0	431	0	0	0	431
Park Dental – Brooklyn Center, MN	6/1/2016	0	247	0	0	0	247
Sartell 2000 23rd St S – Sartell, MN	12/1/2016	0	1,593	0	0	0	1,593
Billings 2300 Grant Road – Billings, MT	12/31/2016	0	1,226	0	0	0	1,226
Missoula 3050 Great Northern Ave – Missoula, MT	12/31/2016	0	1,267	0	0	0	1,267
High Pointe Health Campus – Lake Elmo, MN	4/1/2017	0	7,500	0	0	0	7,500
Edgewood Vista – Billings, MT	4/10/2017	0	1,785	0	0	0	1,785
Edgewood Vista – East Grand Forks, MN	4/10/2017	0	2,718	0	0	0	2,718
Edgewood Vista – Sioux Falls, SD	4/10/2017	0	1,022	0	0	0	1,022
St Michael Clinic – St. Michael, MN	4/1/2018	0	0	1,795	0	0	1,795
Spring Creek - American Falls - American Falls, ID	9/1/2018	0	0	0	2,086	0	2,086
Spring Creek - Eagle - Eagle, ID	9/1/2018	0	0	0	1,919	0	1,919
Spring Creek - Meridian - Meridian, ID	9/1/2018	0	0	0	3,171	0	3,171
Spring Creek - Soda Springs - Soda Springs, ID	9/1/2018	0	0	0	751	0	751

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF APRIL 30, 2015 (continued)
(in thousands)

Property	Maturity Date	Fiscal 2016	Fiscal 2017	Fiscal 2018	Fiscal 2019	Thereafter	Total(1)

Healthcare - continued
Barry Pointe Office Park - Kansas City, MO	12/15/2018	$0	$0	$0	$1,369	$0	$1,369
Health East St John & Woodwinds - Maplewood & Woodbury, MN	2/1/2019	0	0	0	7,366	0	7,366
Nebraska Orthopedic Hospital - Omaha, NE	4/1/2019	0	0	0	11,039	0	11,039
Summary of Debt due after Fiscal 2019		0	0	0	0	118,680	118,680
Sub-Total Healthcare		$66,513	$17,789	$1,795	$27,701	$118,680	$232,478

Industrial
Stone Container - Fargo, ND	12/1/2015	172	0	0	0	0	172
Stone Container - Fargo, ND	12/1/2015	210	0	0	0	0	210
Urbandale 3900 106th Street – Urbandale, IA	7/5/2017	0	0	10,418	0	0	10,418
Summary of Debt due after Fiscal 2019		0	0	0	0	1,604	1,604
Sub-Total Industrial		$382	$0	$10,418	$0	$1,604	$12,404

Retail
Chan West Village - Chanhassen, MN		0	0	0	12,307	0	12,307
Jamestown Business Center – Jamestown, MN		0	0	0	327	0	327
Summary of Debt due after Fiscal 2019		0	0	0	0	14,053	14,053
Sub-Total Retail		$0	$0	$0	$12,634	$14,053	$26,687

Total		$97,993	$182,804	$63,718	$86,173	$544,140	$974,828

*	Mortgage debt does not include the Company’s multi-bank line of credit or construction loans. The line of credit has a maturity date of September 1, 2017; as of April 30, 2015, the Company had borrowings of $60.5 million outstanding under this line. Construction loans and other debt totaled $144.1 million as of April 30, 2015.
(1)	Totals are principal balances as of April 30, 2015.
(2)	Loan was paid off subsequent to April 30, 2015.
(3)	Amount is part of a non-recourse $122.6 million CMBS loan, for which nine of the Company’s office properties serve as collateral and under which a special-purpose subsidiary of the Company is the borrower. This loan matures in October 2016. Because the loan amount significantly exceeds the Company’s current estimate of the fair value of this nine-property portfolio, the Company contacted the master servicer to initiate discussions on various alternatives with regard to the loan. During the first quarter of fiscal year 2015, the Company was notified that the loan has been transferred to the special servicer. On April 14, 2015 the Company received a letter from the special servicer advising that the loan was in default due to a nonpayment on April 6, 2015. The Company cannot predict the outcome of discussions with the special servicer regarding the loan.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	4/30/2015	1/31/2015	10/31/2014	7/31/2014	4/30/2014
Equity Capitalization
Common shares outstanding	124,456	122,134	119,809	114,763	109,019
Operating partnership (OP) units outstanding	14,000	14,398	14,731	17,975	21,094
Total common shares and OP units outstanding	138,456	136,532	134,540	132,738	130,113
Market price per common share (closing price at end of period)	$7.17	$8.25	$8.40	$8.52	$8.72
Equity capitalization-common shares and OP units	$1,142,262	$1,126,389	$1,130,136	$1,130,928	$1,134,585
Recorded book value of preferred shares	$138,674	$138,674	$138,674	$138,674	$138,674
Total equity capitalization	$1,280,936	$1,265,063	$1,268,810	$1,269,602	$1,273,259

Debt Capitalization
Total debt	$1,178,851	$1,188,218	$1,160,628	$1,135,892	$1,083,321
Total capitalization	$2,459,787	$2,453,281	$2,429,438	$2,405,494	$2,356,580

Total debt to total capitalization	0.48:1	0.48:1	0.48:1	0.47:1	0.46:1

	Twelve Months Ended				Three Months Ended
	4/30/2015		4/30/2014		4/30/2015		1/31/2015		10/31/2014		7/31/2014		4/30/2014
Earnings to fixed charges(1)	1.33	x		(2)	1.63	x	1.48	x	1.27	x		(3)		(4)
Earnings to combined fixed charges and preferred distributions(1)	1.12	x		(2)	1.39	x	1.25	x	1.08	x		(3)		(4)
Debt service coverage ratio(1)	1.91	x	1.59	x	2.41	x	1.70	x	1.71	x	1.57	x	1.53	x

Distribution Data
Common shares and units outstanding at record date	137,596		129,372		137,596		135,490		133,527		130,795		129,372
Total common distribution paid	$69,854		$66,012		$17,879		$17,613		$17,358		$17,004		$16,819
Common distribution per share and unit	$.5200		$.5200		$.1300		$.1300		$.1300		$.1300		$.1300
Payout ratio (FFO per share and unit basis)(1)	81.3%		82.5%		81.3%		76.5%		76.5%		92.9%		92.9%
Payout ratio (AFFO per share and unit basis)(1)	94.5%		115.6%		100.0%		86.7%		86.7%		108.3%		118.2%

(1)	See Definitions on page 32.
(2)	Due to non-cash asset impairment charges of $42.6 million in the twelve months ended April 30, 2014, earnings were inadequate to cover fixed charges and combined fixed charges and preferred distributions by $27.2 million and $38.7 million, respectively. Excluding the asset impairment charge, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred distributions would have been 1.25 and 1.05, respectively, for the fiscal year ended April 30, 2014.
(3)	Due to non-cash asset impairment and loss on sale charges of $5.3 million in the three months ended July 31, 2014, earnings were inadequate to cover fixed charges and combined fixed charges and preferred distributions by $1.6 million and $4.5 million, respectively. Excluding the asset impairment and loss on sale charges, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred distributions would have been 1.24 and 1.05, respectively, for the three months ended July 31, 2014.
(4)	Due to non-cash asset impairment charges of $37.8 million in the three months ended April 30, 2014, earnings were inadequate to cover fixed charges and combined fixed charges and preferred distributions by $35.3 million and $38.2 million, respectively. Excluding the asset impairment charge, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred distributions would have been 1.16 and 0.98, respectively, for the three months ended April 30, 2014

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
SAME-STORE PROPERTIES NET OPERATING INCOME SUMMARY
(in thousands)

	Same-Store Properties(1)			Same-Store Properties(1)
	Three Months Ended April 30			Twelve Months Ended April 30
Segment	2015	2014	% Change	2015	2014	% Change
Multi-Family Residential	$13,839	$12,151	13.9%	$54,932	$52,930	3.8%
Office	9,151	8,968	2.0%	36,095	36,942	(2.3%)
Healthcare	10,989	10,465	5.0%	45,850	45,192	1.5%
Industrial	1,343	1,210	11.0%	4,996	4,840	3.2%
Retail	2,118	2,103	0.7%	8,160	8,087	0.9%
	$37,440	$34,897	7.3%	$150,033	$147,991	1.4%

(1)	See list of properties excluded from same-store properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)

	Three Months Ended April 30, 2015
	Reporting Segments
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$24,866	$17,346	$15,172	$1,546	$3,237	$0	$62,167
Non-same-store	6,083	716	737	40	95	0	7,671
Total	30,949	18,062	15,909	1,586	3,332	0	69,838

Real estate expenses
Same-store(1)	11,027	8,195	4,183	203	1,119	0	24,727
Non-same-store	2,442	423	88	113	15	0	3,081
Total	13,469	8,618	4,271	316	1,134	0	27,808

Net operating income (NOI)
Same-store(1)	13,839	9,151	10,989	1,343	2,118	0	37,440
Non-same-store	3,641	293	649	(73)	80	0	4,590
Net operating income	$17,480	$9,444	$11,638	$1,270	$2,198	$0	$42,030

Reconciliation of NOI to net income (loss) available to common shareholders
TRS senior housing revenue	$0	$0	$0	$0	$0	$921	$921
TRS senior housing expenses	0	0	0	0	0	(754)	(754)
Depreciation/amortization	(7,519)	(4,389)	(4,915)	(457)	(753)	(100)	(18,133)
Administrative expenses	0	0	0	0	0	(2,516)	(2,516)
Other expenses	0	0	0	0	0	(332)	(332)
Interest expense	(5,921)	(5,313)	(3,406)	(220)	(323)	21	(15,162)
Interest and other income	0	0	0	0	0	904	904
Income (loss) before gain on sale of real estate and other investments	4,040	(258)	3,317	593	1,122	(1,856)	6,958
Gain on sale of real estate and other investments	0	117	4,109	0	3,025	(347)	6,904
Net income (loss)	4,040	(141)	7,426	593	4,147	(2,203)	13,862
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(908)	(908)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(2,201)	(2,201)
Net income (loss) attributable to Investors Real Estate Trust	4,040	(141)	7,426	593	4,147	(5,312)	10,753
Dividends to preferred shareholders	0	0	0	0	0	(2,878)	(2,878)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$4,040	$(141)	$7,426	$593	$4,147	$(8,190)	$7,875

(1)	See list of properties excluded from same-store properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)

	Three Months Ended April 30, 2014
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$23,942	$17,859	$14,893	$1,526	$3,415	$0	$61,635
Non-same-store	2,458	1,506	1,024	96	264	0	5,348
Total	26,400	19,365	15,917	1,622	3,679	0	66,983

Real estate expenses
Same-store(1)	11,791	8,891	4,428	316	1,312	0	26,738
Non-same-store	1,342	985	167	278	79	0	2,851
Total	13,133	9,876	4,595	594	1,391	0	29,589

Net operating income (NOI)
Same-store(1)	12,151	8,968	10,465	1,210	2,103	0	34,897
Non-same-store	1,116	521	857	(182)	185	0	2,497
Net operating income	$13,267	$9,489	$11,322	$1,028	$2,288	$0	$37,394

Reconciliation of NOI to net income (loss) available to common shareholders
TRS senior housing revenue	$0	$0	$0	$0	$0	$823	$823
TRS senior housing expenses	0	0	0	0	0	(660)	(660)
Depreciation/amortization	(5,683)	(5,276)	(5,029)	(379)	(805)	(90)	(17,262)
Administrative expenses	0	0	0	0	0	(2,801)	(2,801)
Other expenses	0	0	0	0	0	(502)	(502)
Impairment of real estate investments	0	(37,768)	0	0	0	0	(37,768)
Interest expense	(5,455)	(4,924)	(3,839)	(205)	(381)	187	(14,617)
Interest and other income	0	0	0	0	0	922	922
Income (loss) before loss on sale of real estate and other investments	2,129	(38,479)	2,454	444	1,102	(2,121)	(34,471)
Loss on sale of real estate and other investments	0	0	0	0	0	(51)	(51)
Net income (loss)	2,129	(38,479)	2,454	444	1,102	(2,172)	(34,522)
Net loss attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	6,082	6,082
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(102)	(102)
Net income (loss) attributable to Investors Real Estate Trust	2,129	(38,479)	2,454	444	1,102	3,808	(28,542)
Dividends to preferred shareholders	0	0	0	0	0	(2,878)	(2,878)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$2,129	$(38,479)	$2,454	$444	$1,102	$930	$(31,420)

(1)	See list of properties excluded from same-store properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)

	Twelve Months Ended April 30, 2015
	Reporting Segments
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$99,072	$69,990	$62,406	$6,304	$12,648	$0	$250,420
Non-same-store	19,454	4,988	3,824	187	797	0	29,250
Total	118,526	74,978	66,230	6,491	13,445	0	279,670

Real estate expenses
Same-store(1)	44,140	33,895	16,556	1,308	4,488	0	100,387
Non-same-store	7,032	2,596	620	228	134	0	10,610
Total	51,172	36,491	17,176	1,536	4,622	0	110,997

Net operating income (NOI)
Same-store(1)	54,932	36,095	45,850	4,996	8,160	0	150,033
Non-same-store	12,422	2,392	3,204	(41)	663	0	18,640
Net operating income	$67,354	$38,487	$49,054	$4,955	$8,823	$0	$168,673

Reconciliation of NOI to net income (loss) available to common shareholders
TRS senior housing revenue	$0	$0	$0	$0	$0	$3,520	$3,520
TRS senior housing expenses	0	0	0	0	0	(2,997)	(2,997)
Depreciation/amortization	(26,638)	(18,621)	(19,910)	(1,628)	(3,422)	(388)	(70,607)
Administrative expenses	0	0	0	0	0	(11,824)	(11,824)
Other expenses	0	0	0	0	0	(2,010)	(2,010)
Impairment of real estate investments	0	(3,428)	0	0	(1,384)	(1,293)	(6,105)
Interest expense	(22,782)	(19,792)	(14,617)	(825)	(1,359)	355	(59,020)
Interest and other income	0	0	0	0	0	2,961	2,961
Income (loss) before loss on sale of real estate and other investments	17,934	(3,354)	14,527	2,502	2,658	(11,676)	22,591
Loss on sale of real estate and other investments	1,418	242	4,109	(1,793)	3,658	(1,541)	6,093
Net income (loss)	19,352	(3,112)	18,636	709	6,316	(13,217)	28,684
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(1,526)	(1,526)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(3,071)	(3,071)
Net income (loss) attributable to Investors Real Estate Trust	19,352	(3,112)	18,636	709	6,316	(17,814)	24,087
Dividends to preferred shareholders	0	0	0	0	0	(11,514)	(11,514)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$19,352	$(3,112)	$18,636	$709	$6,316	$(29,328)	$12,573

(1)	See list of properties excluded from same-store properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)

	Twelve Months Ended April 30, 2014
	Reporting Segments
	Multi-Family Residential	Office	Healthcare	Industrial	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$95,831	$71,398	$61,750	$6,179	$12,805	$0	$247,963
Non-same-store	6,228	6,042	3,508	715	1,026	0	17,519
Total	102,059	77,440	65,258	6,894	13,831	0	265,482

Real estate expenses
Same-store(1)	42,901	34,456	16,558	1,339	4,718	0	99,972
Non-same-store	3,237	3,734	569	704	271	0	8,515
Total	46,138	38,190	17,127	2,043	4,989	0	108,487

Gain on involuntary conversion
Same-store(1)	0	0	0	0	0	0	0
Non-same-store	2,480	0	0	0	0	0	2,480
Total	2,480	0	0	0	0	0	2,480

Net operating income (NOI)
Same-store(1)	52,930	36,942	45,192	4,840	8,087	0	147,991
Non-same-store	5,471	2,308	2,939	11	755	0	11,484
Net operating income	$58,401	$39,250	$48,131	$4,851	$8,842	$0	$159,475

Reconciliation of NOI to net income (loss) available to common shareholders
TRS senior housing revenue	$0	$0	$0	$0	$0	$1,627	$1,627
TRS senior housing expenses	0	0	0	0	0	(1,331)	(1,331)
Depreciation/amortization	(22,210)	(21,840)	(21,539)	(1,789)	(3,201)	(339)	(70,918)
Administrative expenses	0	0	0	0	0	(10,743)	(10,743)
Other expenses	0	0	0	0	0	(2,132)	(2,132)
Impairment of real estate investments	0	(37,768)	0	(4,798)	0	0	(42,566)
Interest expense	(21,731)	(20,195)	(15,615)	(973)	(1,787)	1,159	(59,142)
Interest and other income	0	0	0	0	0	2,391	2,391
Income (loss) before loss on sale of real estate and other investments	14,460	(40,553)	10,977	(2,709)	3,854	(9,368)	(23,339)
Loss on sale of real estate and other investments	0	0	0	0	0	(51)	(51)
(Loss) income from continuing operations	14,460	(40,553)	10,977	(2,709)	3,854	(9,419)	(23,390)
(Loss) income from discontinued operations	(99)	(1,794)	0	8,923	(580)	0	6,450
Net income (loss)	14,361	(42,347)	10,977	6,214	3,274	(9,419)	(16,940)
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	4,676	4,676
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(910)	(910)
Net income (loss) attributable to Investors Real Estate Trust	14,361	(42,347)	10,977	6,214	3,274	(5,653)	(13,174)
Dividends to preferred shareholders	0	0	0	0	0	(11,514)	(11,514)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$14,361	$(42,347)	$10,977	$6,214	$3,274	$(17,167)	$(24,688)

(1)	See list of properties excluded from same-store properties on page ii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
SAME-STORE PROPERTIES AND ALL PROPERTIES OCCUPANCY LEVELS BY SEGMENT
April 30, 2015 vs. April 30, 2014

Segments	Same-Store Properties		All Properties
	April 30, 2015	April 30, 2014	April 30, 2015	April 30, 2014
Multi-Family Residential	94.7%	93.4%	92.0%	93.0%
Office	84.8%	84.0%	83.2%	80.7%
Healthcare	95.7%	96.2%	95.8%	96.3%
Industrial	100.0%	100.0%	83.4%	87.8%
Retail	83.3%	88.2%	83.4%	87.4%

Same-Store Occupancy Levels by Segment
100.0%
95.0%
90.0%
85.0%
80.0%
75.0%
Multi-Family Residential
Office
Healthcare
Industrial
Retail
April 30, 2015
April 30, 2014

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
MULTI-FAMILY RESIDENTIAL SUMMARY(2)

	Three Months Ended
	4/30/2015	01/31/15	10/31/14	07/31/14	04/30/14
Number of Units	11,844	11,765	11,292	11,080	10,779
Average Investment Per Unit
Same-Store	$66,741	$66,466	$66,233	$65,956	$61,323
Non-Same-Store	146,337	143,999	133,763	125,239	100,374
All Properties	$79,617	$77,723	$74,190	$71,326	$69,905

Average Scheduled Rent(1) per Unit
Same-Store	$843	$841	$835	$825	$785
Non-Same-Store	1,452	1,390	1,320	1,220	1,051
All Properties	$942	$920	$892	$861	$843

Total Receipts per Unit
Same-Store	$838	$835	$844	$820	$773
Non-Same-Store	1,062	1,087	1,121	1,067	971
All Properties	$874	$871	$877	$842	$816

Total Recurring Capital Expenditures per Unit(1)	$136	$119	$158	$139	$133

Occupancy%
Same-Store	94.7%	94.0%	95.6%	93.8%	94.5%
Non-Same-Store	78.6%	77.1%	87.6%	89.5%	87.6%
All Properties	92.0%	91.3%	94.6%	93.4%	93.0%

Operating Expenses as a % of Scheduled Rent
Same-Store	44.2%	46.0%	43.7%	46.0%	50.2%
Non-Same-Store	30.0%	27.0%	28.8%	29.5%	45.9%
All Properties	40.7%	41.8%	41.1%	43.9%	49.0%

(1)	See Definitions on page 32.
(2)	Previously-reported amounts are not revised for discontinued operations or changes in the composition of the same-store properties pool.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)

Commercial Leasing Activity

During fiscal year 2015, we have executed new and renewal commercial leases for our same-store rental properties on 234,589 square feet for the three months ended April 30, 2015 and 1,075,008 square feet for the twelve months ended April, 2015. Despite our leasing efforts, occupancy in our same-store commercial portfolio decreased to 89.7% as of April 30, 2015, down from 90.1% as of April 30, 2014.

The total leasing activity for our same-store commercial rental properties, expressed in square feet of leases signed during the period, and the resulting occupancy levels, are as follows:

Three Months Ended April 30, 2015 and 2014

	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1)		Total Square Feet of Leases Executed(1)		Occupancy
Segments	2015	2014	2015	2014	2015	2014	2015	2014
Office	48,383	77,881	90,766	89,038	139,149	166,919	84.8%	84.0%
Healthcare	3,174	6,360	1,270	5,971	4,444	12,331	95.7%	96.2%
Industrial	0	0	9,702	0	9,702	0	100.0%	100.0%
Retail	6,525	3,498	74,769	45,629	81,294	49,127	83.3%	88.2%
Total	58,082	87,739	176,507	140,638	234,589	228,377	89.7%	90.1%

(1)	The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP. Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period.

Twelve Months Ended April 30, 2015 and 2014

	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1)		Total Square Feet of Leases Executed(1)		Occupancy
Segments	2015	2014	2015	2014	2015	2014	2015	2014
Office	168,007	356,024	421,006	311,836	589,013	667,860	84.8%	84.0%
Healthcare	21,153	37,628	109,661	40,967	130,814	78,595	95.7%	96.2%
Industrial	0	234,403	39,697	251,831	39,697	486,234	100.0%	100.0%
Retail	57,777	128,464	257,707	123,886	315,484	252,350	83.3%	88.2%
Total	246,937	756,519	828,071	728,520	1,075,008	1,485,039	89.7%	90.1%

(1)	The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP. Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)

New Leases

The following table sets forth the average effective rents and the estimated costs of tenant improvements and leasing commissions, on a per square foot basis, that we are obligated to fulfill under the new leases signed for our same-store commercial rental properties:

Three Months Ended April 30, 2015 and 2014

	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Office	48,383	77,881	4.7	4.1	$11.81	$10.42	$23.85	$14.03	$6.37	$4.32
Healthcare	3,174	6,360	0.3	6.0	3.78	22.56	0	50.00	0	7.50
Industrial	0	0	0	0	0	0	0	0	0	0
Retail	6,525	3,498	2.1	1.5	10.14	10.47	0	0	2.74	0
Total	58,082	87,739	3.8	3.5	$11.18	$11.30	$19.87	$16.08	$5.62	$4.38

(1)	The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP. Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period. Tenant improvements and leasing commissions presented are based on square feet leased during the period.
(2)	Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Twelve Months Ended April 30, 2015 and 2014

	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Office	168,007	356,024	4.7	4.2	$13.37	$13.42	$18.01	$13.30	$5.63	$4.33
Healthcare	21,153	37,628	5.4	4.9	17.57	21.58	31.58	49.71	5.81	6.88
Industrial	0	234,403	0	3.1	0	3.55	0	0.13	0	0.50
Retail	57,777	128,464	3.3	4.5	8.56	5.83	14.42	1.79	3.38	4.35
Total	246,937	759,519	4.4	4.3	$12.60	$9.48	$18.33	$9.08	$5.12	$3.27

(1)	The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP. Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period. Tenant improvements and leasing commissions presented are based on square feet leased during the period.
(2)	Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Our ability to maintain or increase occupancy rates is a principal driver of maintaining and increasing the average effective rents in our commercial segments. The decrease in the average effective rental rates of new leases executed in our healthcare segment in the three months ended April 30, 2015 and the twelve months ended April 30, 2015 when compared to new leases executed in the same periods in the prior fiscal year is due to the signing of a 3,174 square foot lease for storage space at our St. Paul, Minnesota Ritchie Medical Plaza property for $3.78 per square foot.  Absent this transaction, the average effective rental rate for leases executed in our healthcare segment for the twelve months ended April 30, 2015 would have been $20.00 per square foot. The increase in the average effective rental rates of new leases executed in the twelve months ended April 30, 2015 in our retail segment when compared to new leases executed in the prior year is due to the signing of a new anchor tenant lease at our Jamestown Buffalo Mall property in fiscal year 2014. In June of 2013, we executed a ten year lease with an effective date of August 1, 2013 for 84,338 square feet with a new anchor tenant at an average effective rent of $2.75 per square foot. This space was vacated by the former anchor tenant, which was paying $1.70 per square foot at the time their lease expired on May 31, 2013. Absent this transaction, the average effective rental rate for leases executed in our retail segment in fiscal year 2014 would have been $11.72 per square foot. The increase in the average effective rental rate of new leases executed in the total commercial portfolio in fiscal year 2015 when compared to the prior year is primarily due to the Jamestown Buffalo Mall lease mentioned above and the fact that there were no industrial leases executed in fiscal year 2015

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)

Lease Renewals

The following table summarizes our lease renewal activity within our same-store commercial segments (square feet data in thousands):

Three Months Ended April 30, 2015 and 2014

	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Office	90,766	89,038	93.4%	43.0%	3.3	2.8	6.2%	(3.1%)	$1.96	$5.13	$1.34	$3.59
Healthcare	1,270	5,971	72.9%	22.1%	3.0	2.9	(0.1%)	3.6%	0	0	3.15	0
Industrial	9,702	0	0%	100.0%	2.0	0	11.4%	0%	0	0	0.38	0
Retail	74,769	45,629	93.8%	100.0%	3.2	3.2	(0.1%)	4.9%	0	0	0.96	0.14
Total	176,507	140,638	92.0%	50.1%	3.2	3.0	4.1%	(1.2%)	$1.01	$3.25	$1.14	$2.32

(1)	The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP. Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period. Tenant improvements and leasing commissions are based on square feet leased during the period.
(2)	Renewal percentage of expiring leases is based on square footage of renewed leases and not the number of leases renewed. Beginning in the first quarter of fiscal year 2015, the category of renewed leases does not include leases that have become month-to-month leases; these month-to-month leases are considered lease amendments. Previous-period data has been revised to reflect this change.
(3)	Represents the percentage change in effective rent between the original leases and the renewal leases. Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Twelve Months Ended April 30, 2015 and 2014

	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Office	421,006	311,836	72.6%	50.8%	2.8	3.4	9.6%	(2.6%)	$2.29	$4.82	$1.52	$3.39
Healthcare	109,661	40,967	73.2%	91.4%	5.8	3.3	(3.5%)	8.0%	10.87	8.51	1.56	0.94
Industrial	39,697	251,831	0.0%	45.6%	2.5	3.2	(2.1%)	7.5%	0	0.32	1.01	0.48
Retail	257,707	123,886	57.1%	40.2%	3.7	3.6	18.3%	8.9%	1.33	1.19	0.30	0.08
Total	828,071	728,520	67.7%	50.8%	3.6	3.4	8.0%	1.9%	$3.01	$2.85	$1.12	$1.68

(1)	The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP. Prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations or non-same-store in the current period. Tenant improvements and leasing commissions are based on square feet leased during the period.
(2)	Renewal percentage of expiring leases is based on square footage of renewed leases and not the number of leases renewed. Beginning in the first quarter of fiscal year 2015, the category of renewed leases does not include leases that have become month-to-month leases; these month-to-month leases are considered lease amendments. Previous-period data has been revised to reflect this change.
(3)	Represents the percentage change in effective rent between the original leases and the renewal leases. Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

The decrease in the percentage of expiring leases renewed in our commercial industrial segment in the three months ended April 30, 2015 and in the twelve months ended April 30, 2015 when compared to the same period in the prior fiscal year is due to the fact that there were no leases expiring in fiscal year 2015.

The increase in the weighted average growth in effective rents for the retail segment in the twelve months ended April 30, 2015 when compared to the same period in the prior fiscal year is due to a 47,150 square foot lease renewal executed at our Rochester, Minnesota Maplewood Square property and a 36,752 square foot lease renewal at our St. Cloud Westgate property.  The increase in the rental rate at our Rochester, Minnesota property was primarily due to the improved financial condition of the tenant which enabled IRET to renew the lease at fair market rental rates.  The lease renewal at our St. Cloud, Minnesota property contained a significant tenant improvement allowance negotiated by the tenant which enabled IRET to negotiate an increased rental rate as well.  Absent these two lease transactions, the weighted average growth rate in effective rents for the retail segment for the twelve months ended April 30, 2015 would have been 6.4%.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)

Lease Expirations

Our ability to maintain and improve occupancy rates, and base rents, primarily depends upon our continuing ability to re-lease expiring space. The following table reflects the in-service portfolio lease expiration schedule of our consolidated commercial segments properties, including square footage and annualized base rent for expiring leases, as of April 30, 2015.

Fiscal Year of Lease Expiration	# of Leases	Square Footage of Expiring Leases(3)	Percentage of Total Commercial Segments Leased Square Footage	Annualized Base Rent of Expiring Leases at Expiration(2)	Percentage of Total Commercial Segments Annualized Base Rent
2016(1)	166	1,228,799	14.8%	$14,724,258	13.1%
2017	142	1,211,526	14.6%	19,243,120	17.1%
2018	101	724,033	8.7%	11,485,971	10.2%
2019	90	1,273,808	15.4%	17,987,792	16.0%
2020	61	675,357	8.2%	8,179,205	7.3%
2021	54	463,342	5.6%	6,832,314	6.1%
2022	49	1,408,667	17.0%	17,928,424	15.9%
2023	16	499,626	6.0%	2,533,159	2.3%
2024	42	384,820	4.7%	5,963,158	5.3%
2025	13	198,574	2.4%	2,847,879	2.5%
Thereafter	11	218,325	2.6%	4,701,895	4.2%
Totals	745	8,286,877	100.0%	$112,427,175	100.0%

(1)	Includes month-to-month leases. As of April 30, 2015month-to-month leases accounted for 357,422 square feet.
(2)	Annualized Base Rent is monthly scheduled rent as of April 1, 2015, multiplied by 12.
(3)	Assuming that none of the tenants exercise renewal or termination options, and including leases renewed prior to expiration. Also excludes 140,022 square feet of space occupied by IRET, of which 98,174 square feet is income producing real estate operated within a Taxable REIT Subsidiary.

Because of the diverse property types in the Company’s commercial portfolio and the dispersed locations of a substantial portion of the portfolio’s properties in secondary and tertiary markets, information on current market rents is difficult to obtain, is highly subjective, and is often not directly comparable between properties. As a result, the Company believes that the increase or decrease in effective rent on its recent leases is the most objective and meaningful information available regarding rent trends and the relationship between rents on leases expiring in the near-term and current market rents across the Company’s markets. The Company believes that rents on its new and renewed leases generally approximate market rents.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
10 LARGEST COMMERCIAL TENANTS – BASED ON ANNUALIZED BASE RENT(1)
as of April 30, 2015

Tenant	Number of Properties	Average Remaining Lease Term in Months	% of Total Commercial Segments’ Minimum Rents	Aggregate Rentable Square Feet	% of Aggregate Occupied Square Feet
Affiliates of Edgewood Vista	33	65	15.1%	1,521,147	18.3%
Fairview Health Services	10	37	4.0%	256,609	3.1%
St. Luke’s Hospital of Duluth, Inc.	6	31	3.7%	198,775	2.4%
Applied Underwriters	3	22	2.6%	141,724	1.7%
HealthEast Care System	1	46	1.8%	114,316	1.4%
Microsoft (NASDAQ: MSFT)	1	44	1.5%	122,040	1.5%
Arcadis Corporate Services, Inc.	1	15	1.4%	71,430	0.9%
Nebraska Orthopaedic Hospital(2)	1	167	1.4%	61,758	0.7%
State of Idaho Department of Health and Welfare	2	34	1.2%	103,342	1.2%
Affiliates of Siemens USA (NYSE: SI)	1	18	1.2%	78,360	0.9%
Total/Weighted Average		48	33.9%	2,669,501	32.1%

(1)	See Definitions on page 32.
(2)	The tenant in the Company’s Nebraska Orthopaedic Hospital property has exercised its option to purchase the property. The Company and its tenant are currently engaged in an arbitration proceeding pursuant to the lease agreement to determine the purchase price. The Company currently can give no assurance that the sale of the property pursuant to the purchase option will be completed.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASE EXPIRATIONS
 as of April 30, 2015

	(dollars in thousands except average rental rates)
Fiscal Year	Number of Leases	Rentable Square Feet(1)	% of Rentable Square Feet	Annualized Rent(2)	Average Rental Rate	% of Annualized Base Rent
Office
2016(3)	67	462,010	13.4%	$6,215	$13.45	12.1%
2017	74	839,492	24.3%	14,261	16.99	27.9%
2018	54	463,499	13.4%	6,537	14.10	12.8%
2019	51	883,177	25.6%	12,745	14.43	24.9%
2020	31	367,590	10.7%	4,670	12.70	9.1%
2021 and thereafter	48	435,423	12.6%	6,779	15.57	13.2%
	325	3,451,191	100.0%	$51,207	$14.84	100.0%

Healthcare
2016(4)	49	465,396	16.5%	$6,515	$14.00	13.9%
2017	30	156,931	5.5%	3,313	21.11	7.1%
2018	19	167,999	5.9%	4,145	24.67	8.8%
2019	15	192,457	6.8%	3,962	20.59	8.4%
2020	11	64,130	2.3%	1,305	20.35	2.8%
2021 and thereafter	97	1,779,322	63.0%	27,724	15.58	59.0%
	221	2,826,235	100.0%	$46,964	$16.62	100.0%

Industrial
2016(5)	2	208,401	20.4%	$1,131	$5.43	22.3%
2017	1	69,600	6.8%	374	5.37	7.4%
2018	1	9,702	0.9%	58	5.98	1.2%
2019	6	157,595	15.5%	834	5.29	16.5%
20120	1	101,567	10.0%	593	5.84	11.7%
2021 and thereafter	4	473,246	46.4%	2,071	4.38	40.9%
	15	1,020,111	100.0%	$5,061	$4.96	100.0%

Retail
2016(6)	48	92,992	9.4%	$863	$9.28	9.4%
2017	37	145,503	14.7%	1,295	8.90	14.1%
2018	27	82,833	8.4%	746	9.01	8.1%
2019	18	40,579	4.1%	447	11.02	4.9%
2020	18	142,070	14.3%	1,611	11.34	17.5%
2021 and thereafter	36	485,363	49.1%	4,233	8.72	46.0%
	184	989,340	100.0%	$9,195	$9.29	100.0%

Commercial Total
2016(7)	166	1,228,799	14.8%	$14,724	$11.98	13.1%
2017	142	1,211,526	14.6%	19,243	15.88	17.1%
2018	101	724,033	8.7%	11,486	15.86	10.2%
2019	90	1,273,808	15.4%	17,988	14.12	16.0%
20120	61	675,357	8.2%	8,179	12.11	7.3%
2021 and thereafter	185	3,173,354	38.3%	40,807	12.86	36.3%
	745	8,286,877	100.0%	$112,427	$13.57	100.0%

(1)	Excludes 140,022 square feet of space occupied by IRET, of which 98,174 square feet is income producing real estate operated within a Taxable REIT Subsidiary.
(2)	Annualized Base Rent is monthly scheduled rent as of April 1, 2015 (cash basis), multiplied by 12.
(3)	Includes month-to-month leases. As of April 30, 2015 month-to-month leases accounted for 15,567 square feet.
(4)	Includes month-to-month leases. As of April 30, 2015 month-to-month leases accounted for 305,405 square feet.
(5)	The Industrial segment has no month-to-month leases in place as of April 30, 2015.
(6)	Includes month-to-month leases. As of April 30, 2015 month-to-month leases accounted for 36,450 square feet.
(7)	Includes month-to-month leases. As of April 30, 2015 month-to-month leases accounted for 357,422 square feet.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2015 ACQUISITION SUMMARY
as of April 30, 2015
(dollars in thousands)

Property	Location	Property Type	Acquisition Date	Rentable Square Feet/Units	Occupancy At Acquisition	April 30, 2015 Occupancy	Acquisition Cost

Creekside Crossing	Bismarck, ND	Unimproved Land	May 22, 2014	n/a	n/a	n/a	$4,269
Homestead Garden	Rapid City, SD	Multi-Family Residential	June 2, 2014	152	96.7%	94.7%	15,000
Silver Springs	Rapid City, SD	Multi-Family Residential	June 2, 2014	52	98.0%	98.1%	3,280
PrairieCare Medical	Brooklyn Park, MN	Unimproved Land	June 5, 2014	n/a	n/a	n/a	2,616
71 France Phase I(1)	Edina, MN	Unimproved Land	June 12, 2014	n/a	n/	n/a	1,413
Northridge(2)	Bismarck, ND	Multi-Family Residential	September 12, 2014	68	55.9%	95.6%	8,500
Monticello 7th Addition	Monticello, MN	Unimproved Land	October 9, 2014	n/a	n/a	n/a	1,660
71 France Phase II & III(1)	Edina, MN	Unimproved Land	November 4, 2014	n/a	n/a	n/a	3,309
Minot 1525 24th Ave SW	Minot, ND	Unimproved Land	December 23,2014	n/a	n/a	n/a	1,250
Legacy Heights(2)	Bismarck, ND	Multi-Family Residential	March 19,2015	40	30.0%	42.5%	15,000
			Total Square Feet	0			$56,297
			Total Units	312

(1)	Land is owned by a joint venture in which the Company will have an approximately 52.6% interest after the development project is completed. The joint venture is consolidated in IRET’s financial statements.
(2)	Newly constructed project was purchased from developer and was still in lease-up at time of acquisition.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2015 DEVELOPMENT PLACED IN SERVICE SUMMARY
as of April 30, 2015
(dollars in thousands)

Property(1)	Location	Segment Type	Date Placed in Service	Rentable Square Feet/Units	Occupancy At Date Placed in Service	April 30, 2015 Occupancy	Development Cost

Dakota Commons	Williston, ND	Multi-Family Residential	July 15, 2014	44	40.9%	95.5%	$10,419
Commons at Southgate(2)	Minot, ND	Multi-Family Residential	December 9, 2014	233	75.1%	92.7%	35,042
Minot Southgate Wells Fargo Bank	Minot, ND	Retail	November 10, 2014	4,998	100%	100%	3,186
Cypress Court II(3)	St. Cloud, MN	Multi-Family Residential	January 1, 2015	64	50.0%	96.9%	6,767
Arcata	Golden Valley, MN	Multi-Family Residential	January 1, 2015	165	9.1%	20.0%	31,728
Red 20(4)	Minneapolis, MN	Multi-Family Residential	November 21, 2014	130	29.2%	75.4%	28,312
Roseville 3075 Long Lake Road	Roseville, MN	Industrial	February 2, 2015	22,807	5.0%	5.0%	9,036
			Total Square Feet	27,805			$124,490
			Total Units	636

(1)	Development projects that are placed in service in phases are excluded from this table until the entire project has been placed in service. See Development In Progress Summary for additional information on the Renaissance Heights project, which was partially placed in service during the fiscal year 2014 and the twelve months ended April 30, 2015.
(2)	The Company is currently an approximately 52.9% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(3)	The Company is an approximately 86.1% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(4)	The Company is an approximately 58.6% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity. The anticipated total cost includes approximately 10,625 square feet of retail space.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2015 DEVELOPMENT IN PROGESS SUMMARY
as of April 30, 2015
(dollars in thousands)

(in thousands)
Project Name and Location	Planned Segment	Rentable Square Feet or Number of Units	Percentage Leased or Committed	Anticipated Total Cost	Costs as of April 30, 2015(1)	Anticipated Construction Completion
Chateau II - Minot, ND	Multi-Family Residential	72 units	13.9%	14,711	13,129	1Q 2016
Edina 6565 France SMC III - Edina, MN	Healthcare	57,479 sq ft	24.2%	36,752	22,549	1Q 2016
Minot Southgate Retail - Minot, ND	Retail	7,963 sq ft	0%	2,923	2,164	1Q 2016
Renaissance Heights - Williston, ND(2)	Multi-Family Residential	288 units	44.5%	62,362	59,087	1Q 2016
Deer Ridge – Jamestown, ND	Multi-Family Residential	163 units	8.6%	24,519	15,355	2Q 2016
PrairieCare Medical - Brooklyn Park, MN	Healthcare	72,895 sq ft	100%	24,251	19,457	2Q 2016
Cardinal Point - Grand Forks, ND	Multi-Family Residential	251 units	18.3%	40,042	26,450	2Q 2016
71 France Phases I, II, & III - Edina, MN(3)	Multi-Family Residential	241 units	6.2%	73,290	35,137	1Q 2017

Other	n/a	n/a	n/	a	n/	a	6,618	n/a
$278,850	$199,946

(1)	Includes costs related to development projects that are placed in service in phases (Renaissance Heights - $46.0 million).
(2)	The Company is an approximately 70% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(3)	The project will be constructed in three phases by a joint venture entity in which the Company has an approximately 52.6% interest. The anticipated total cost amount given is the total cost to the joint venture entity. The anticipated total cost includes approximately 21,772 square feet of retail space.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
ACQUISITIONS AND DEVELOPMENT LIQUIDITY PROFILE
as of April 30, 2015
(in millions)

Sources of Liquidity		Liquidity Needs
Liquidity Source	Amount	Liquidity Need	Amount
Cash on balance sheet as of 04/30/15(1)	$49	Acquisitions(4)	$16
Line of credit availability(2)	$30	Development(5)	$8
Disposition proceeds(3)	$7
Estimated new debt on Acquisitions(4)	$10
Total Potential Liquidity	$96	Total Liquidity Needs	$24
Excess Liquidity / (Need)	$72

Capital Sources
FY2015		FY2014
Capital Source	Proceeds Generated	Capital Source	Proceeds Generated
Sale of common shares under dividend reinvestment and share purchase plan	$49	Sale of common shares under dividend reinvestment and share purchase plan	$41
Proceeds from sales of real estate and discontinued operations	$74	Proceeds from sales of real estate and discontinued operations	$80
Total Capital Generated	$123	Total Capital Generated	$121

(1)	Includes compensating balances of $14 million
(2)	Line of credit of $90 million less $60 million drawn as of 04/30/15
(3)	Disposition proceeds consists of $7 million of estimated gross proceeds, less estimated outstanding debt and estimated closing costs of $0 million from closed and pending sales for the period from 04/30/15 through 06/29/15. No assurances can be given that pending transactions will be completed on terms currently proposed, or at all.
(4)	Acquisitions amount consists of estimated gross costs for closed and pending acquisitions for the period from 04/30/15 through 06/29/15. No assurances can be given that pending transactions will be completed on terms currently proposed, or at all. Assumes new acquisitions will be leveraged at 65%.
(5)	Development in progress of $279 million less construction loans closed or committed of $145 million = IRET equity required of $134 million. IRET equity required of $134 million less $126 million invested as of 04/30/15 = amount remaining to be invested of $8 million.

Definitions
April 30, 2015

Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt and gain/loss from involuntary conversion. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA as calculated by us is not comparable to Adjusted EBITDA reported by other REITs that do not define Adjusted EBITDA exactly as we do.

Adjusted funds from operations (AFFO) is calculated by subtracting from Funds from operations (FFO) (1) tenant improvements and leasing costs at same-store properties, and recurring capital expenditures that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization and (4) share-based compensation expense. We may also subtract from FFO certain unusual non-recurring items that do not produce cash available for distribution to shareholders. Our calculation subtracts from FFO leasing commissions and tenant improvements at same-store properties only, since we consider tenant improvement and leasing cost levels at non-same-store properties unrepresentative of expected levels at same-store properties. Previously-reported AFFO amounts are not revised for changes in the composition of the same-store properties pool. AFFO is included herein because we consider it to be a measure of a REIT's ability to incur and service debt and to pay distributions to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.

Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet plus the market value of shares outstanding at the end of the period.

Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization.

Funds from operations (FFO) - The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as “net income (computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.” In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure.  We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results.

Net Operating Income (NOI) is total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses).  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance.

Payout ratio (FFO per share and unit basis) - The ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual FFO per share and unit.

Ratio of earnings to fixed charges - The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Fixed charges consist of mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest.

Ratio of earnings to combined fixed charges and preferred distributions - The ratio of earnings to combined fixed charges and preferred distributions is computed by dividing earnings by combined fixed charges and preferred distributions. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Combined fixed charges and preferred distributions consist of fixed charges (mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest) and preferred distributions.

Recurring capital expenditures are expenditures (excluding capital expenditures recoverable from tenants and capital expenditures at properties sold during the period) made on a regular or recurring basis to maintain a property’s competitive position within its market, generally with a depreciable life of 5 to 12 years, but excluding (a) capital expenditures made in the year of acquisition and in subsequent periods until the property is classified as same-store (i.e., excluding capital expenditures on non-same-store properties), (b) improvements associated with the expansion or re-development of a building, (c) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class A office) or (d) capital improvements that represent the addition of something new to a property, rather than the replacement of an existing item.

Scheduled rent revenue is the total possible revenue from all leasable units and square footage, with occupied space valued at contract rates pursuant to leases and vacant units or square footage at market rates.

Same-store properties are properties owned or in service for the entirety of the periods being compared (except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, and properties sold or classified as held for sale), and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for office, healthcare, industrial and retail properties.